UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 17, 2017 (Date of Earliest Event Reported: October 16, 2017)

TCP INTERNATIONAL HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Switzerland	1-36521	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Alte Steinhauserstrasse 1
6330 Cham, Switzerland
(Address of principal executive offices)
(330) 995-6111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.
As previously disclosed by TCP International Holdings Ltd. (the “Company”) in its Current Report on Form 8-K filed on February 21, 2017, KPMG LLP (“KPMG”) was previously the independent registered public accounting firm for the Company. On February 14, 2017, KPMG notified the Company of KPMG’s resignation as the Company’s independent registered public accounting firm upon completion of their audit of the Company's financial statements for the year ended December 31, 2015, and the issuance of their report thereon. KPMG will not issue their audit report for the year ended December 31, 2015, until the completion of the audit of the Company's financial statements as of and for the year ended December 31, 2016, by a successor independent registered public accounting firm.
At an extraordinary general meeting of the Company’s shareholders held on October 16, 2017, the shareholders approved the election of BDO Ltd., an affiliate of BDO International Limited, to serve as the Company’s new Swiss independent auditor. Under Swiss law, the Company’s shareholders must elect an independent auditor for certain tasks, including the audit of the Company’s consolidated financial statements as well as the Company’s statutory financial statements; and such independent auditor must be registered with the commercial register in Switzerland and admitted by the Federal Auditor Supervisory Board of Switzerland.
Effective as of October 17, 2017, the Audit Committee of the Company’s Board of Directors approved the engagement of BDO USA, LLP, an affiliate of BDO International Limited, to serve as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the fiscal years ended December 31, 2016 and 2017. During the fiscal years ended December 31, 2015 and 2016, and through October 17, 2017, neither the Company nor anyone acting on its behalf consulted with BDO, USA LLP regarding either:
(i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be entered on the Company’s financial statements, nor did BDO USA, LLP provide written or oral advice to the Company that BDO USA, LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or
(ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).
Item 5.07.    Submission of Matters to a Vote of Security Holders.

On October 16, 2017, the Company held an Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, shareholders considered a proposal to elect BDO Ltd. as Swiss independent auditor. The results of the proposal voted on at the Extraordinary General Meeting, based on the presence in person or by proxy of holders of record of 17,112,192 shares of the 29,242,603 shares of the Company’s common shares entitled to vote, were as follows:

	For	Against	Abstain
1. Election of BDO Ltd. as Swiss Independent Auditor	17,093,001	10,200	8,991

There were no broker non-votes with respect to the proposal. Accordingly, the proposal was approved by shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCP INTERNATIONAL HOLDINGS LTD.

Date: October 17, 2017
By: /s/ Zachary Guzy
Zachary Guzy
Chief Financial Officer